As filed with the Securities and Exchange Commission on May 24, 2006.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	58-1407235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

96 Cummings Point Road

Stamford, Connecticut 06902

(203) 358-8000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

David T. Kettig

Senior Vice President, Co-Chief Operating Officer, Chief Legal Officer and Secretary

485 Madison Avenue, 14th Floor

New York, New York 10022

(212) 355-4141

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

_________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $1.00 per share.	200,000	$21.13	$4,226,000	$452.19

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average ($21.13) of the high ($21.25) and low ($21.00) sales prices of the registrant’s common stock as reported on the New York Stock Exchange on May 22, 2006.

_____________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 24, 2006.

Independence Holding Company

200,000 Shares

of

Common Stock

(Par Value $1.00 Per Share)

Pursuant to Awards Made Under the

Independence Holding Company

2006 Stock Incentive Plan

____________________

If our 2006 Stock Incentive Plan (the “Plan”) is approved by the required vote of our stockholders at our Annual Meeting of Stockholders scheduled to be held on June 15, 2006 (our “Annual Meeting”), we may, from time to time, offer and sell up to 200,000 shares of common stock to our (and our affiliates’) agents, consultants and advisors pursuant to awards made under the Plan. The exercise or purchase price associated with such awards will be determined pursuant to the Plan by our board of directors or by an authorized board committee. The offering and sale of our common stock contemplated by this prospectus is subject to the required approval of our stockholders at our upcoming Annual Meeting.

Our common stock currently trades on the New York Stock Exchange under the symbol “IHC”. On May 22, 2006, the last reported sale price of our common stock on the New York Stock Exchange was $21.14 per share.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission or other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates of such information. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information.”

When we refer to the “Company,” “we,” “us,” or “our” in this prospectus, we mean Independence Holding Company and one or more of its subsidiaries or, as the context may require, Independence Holding Company only.

The date of this prospectus is _____, 2006.

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS	1
OUR COMPANY AND THE OFFERING	2
RISK FACTORS	2
USE OF PROCEEDS AND PLAN OF DISTRIBUTION	6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	7

FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and in the documents incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not historical facts, but rather are our beliefs and expectations and are based on our current expectations, estimates, projections, beliefs and assumptions about our Company and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Certain of these risks and uncertainties are more fully described in the section captioned “Risk Factors” beginning on page 2 of this prospectus. Additional risks and uncertainties and contingencies not presently known to the Company or that the Company currently deems immaterial could also cause the Company’s results, performance or achievements to differ materially from those predicted in any forward-looking statement made by or on behalf of the Company. Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus and the documents incorporated herein by reference or other dates which are specified in those documents.

OUR COMPANY AND THE OFFERING

Overview

We are a holding company principally engaged in the life and health insurance business through: (i) our wholly owned insurance companies, Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.; and (ii) our marketing and administrative companies, including Insurers Administrative Corporation, managing general underwriters (“MGUs”) in which we own a significant voting interest, Health Plan Administrators, GroupLink Inc. and Community America Insurance Services Inc. We also own a 48% equity interest in American Independence Corp. (NASDAQ: AMIC) which owns Independence American Insurance Company and several MGUs.

We have asked our stockholders to approve the Plan at our upcoming Annual Meeting, scheduled to be held on June 15, 2006. If our stockholders approve the Plan at the Annual Meeting, we may, from time to time, offer and sell up to 200,000 shares of our common stock, par value $1.00 per share, to certain of our (and our affiliates’) agents, consultants and advisors in connection with awards made to such individuals under the Plan.

Our Offices

Our principal executive offices are located at 96 Cummings Point Road, Stamford, Connecticut 06902. Our telephone number is (203) 358-8000.

RISK FACTORS

The risks and uncertainties described below are not the only ones that the Company faces but only those identified by the Company, in accordance with the requirements of Item 503(c) of Regulation S-K, as being the most significant factors that make investment in the Company speculative or risky and that have special application to the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems less significant than identified herein may also make investment in the Company speculative or risky.

If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of the Company’s common stock could decline.

The Company’s Loss Reserves are Based on an Estimate of Its Future Liability, and if Actual Claims Prove to be Greater Than The Company’s Reserves, Its Results of Operations and Financial Condition May Be Adversely Affected

The Company maintains loss reserves to cover its estimated liability for unpaid losses and loss adjustment expenses, including legal and other fees, and costs not associated with specific claims but related to the claims payment functions for reported and unreported claims incurred as of the end of each accounting period. Because setting reserves is inherently uncertain, the Company cannot be sure that current reserves will prove adequate. If the Company’s reserves are insufficient to cover its actual losses and loss adjustment expenses, the Company would have to augment its reserves and incur a charge to its earnings, and these charges could be material. Reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what the Company expects the ultimate settlement and administration of claims will cost. These estimates, which generally involve actuarial projections, are based on the Company’s assessment of facts and circumstances then known. Many factors could affect these reserves, including economic and social conditions, frequency and severity of claims, medical trend resulting from the influences of underlying cost inflation, changes in utilization and demand for medical services, and changes in doctrines of legal liability and damage awards in litigation. Many of these items are not directly quantifiable in advance. Additionally, there may be a significant reporting lag between the occurrence of the insured event and the time it is reported to the Company. The inherent uncertainties of estimating reserves are greater for certain types of liabilities, particularly those in which the various considerations affecting the type of claim are subject to change and in which long periods of time may elapse before a definitive determination of liability is made. Reserve estimates are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed.

The Company’s Results May Fluctuate as a Result of Factors Generally Affecting the Insurance and Reinsurance Industry

The results of companies in the insurance and reinsurance industry historically have been subject to significant fluctuations and uncertainties. Factors that affect the industry in general could also cause the Company’s results to fluctuate. The industry and the Company’s financial condition and results of operations may be affected significantly by:

•	Fluctuations in interest rates, inflationary pressures and other changes in the investment environment, which affect returns on invested capital;
•	Rising levels of actual costs that are not known by companies at the time they price their products;
•	Losses related to epidemics, terrorist activities, random acts of violence or declared or undeclared war;
•	Changes in reserves resulting from different types of claims that may arise and the development of judicial interpretations relating to the scope of insurers’ liability;
•	The overall level of economic activity and the competitive environment in the industry;
•	Greater than expected use of healthcare services by members;
•	New mandated benefits or other regulatory changes that increase the Company’s costs; and
•	Failure of MGUs to adhere to underwriting guidelines as required by the Company in its MGU agreements.

The occurrence of any or a combination of these factors, which is beyond the Company’s control, could have a material adverse effect on its results.

If the Rating Agencies Downgrade the Company’s Insurance Companies, the Company’s Results of Operations and Competitive Position in the Industry May Suffer

Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Standard Security Life is rated “A” (Excellent) and Madison National Life is rated “A-” (Excellent) by A.M. Best Company, Inc. (“Best”). Best’s ratings reflect its opinions of an insurance company’s financial strength, operating performance, strategic position, and ability to meet its obligations to policyholders and are not evaluations directed to investors. The ratings of Standard Security Life and Madison National Life are subject to periodic review by Best. If Best reduces either or both Madison National Life’s or Standard Security Life’s ratings from its current levels, the Company’s business could be adversely affected.

Certain Proposed Federal and State Legislation May, if Adopted, Adversely Affect the Company’s Employer Medical Stop-Loss Business

In the continuing debate over health care reform, certain federal and state legislation has been proposed which could have the effect of making plan sponsors, administrators, or certain other parties liable for punitive damages in state court. State legislatures also periodically consider bills to fund deficits in state high-risk health care pools that, through assessments, will place an additional financial burden on employee benefits plans. While the Company cannot predict whether any of these or other proposals will be adopted or, what, if any, impact the enactment of such proposals would have on its employer medical stop-loss business, the number of employers offering health benefits or choosing self-insured plans could be reduced, plans could increase the portion paid by employees (thereby reducing participation), pricing and coverage options could be affected, and the Insurance Group could be faced with greater liability exposures.

The Company’s Inability to Assess Underwriting Risk Accurately Could Reduce Its Net Income

The Company’s success is dependent on its ability to assess accurately the risks associated with the businesses on which the risk is retained. If the Company fails to assess accurately the risks it retains, the Company may fail to establish the appropriate premium rates and the Company’s reserves may be inadequate to cover its losses, requiring augmentation of the reserves, which in turn would reduce the Company’s net income.

The Company’s MGU agreements require that the MGU follow underwriting guidelines published by the Company and amended from time to time. Failure to follow these guidelines may result in termination or modification of the MGU agreement. The Company performs periodic audits to confirm adherence to the guidelines, but it is possible that the Company would not detect a breach in the guidelines for several months after the infraction which could result in a material impact on the Net Loss Ratio for that MGU and could have an adverse impact on the Company’s operating results.

Decreases in the Fair Market Value of Fixed Maturities May Greatly Reduce the Value of the Company’s Investment Portfolio, and as a Result, the Company’s Financial Condition May Suffer

At March 31, 2006, fixed maturities represented $679.9 million or 83.5% of the Company's total investments of $814.5 million. The fair market value of fixed maturities and the related investment income fluctuates depending on general economic and market conditions. The fair market value of these investments generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by the Company will generally increase or decrease in line with changes in market interest rates. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations. An investment has prepayment risk when there is a risk that the timing of cash flows that result from the repayment of principal might occur earlier than anticipated because of declining interest rates or later than anticipated because of rising interest rates. The impact of market value fluctuations affects the Company's Consolidated Financial Statements. Because all of the Company's fixed maturities are classified as available for sale, changes in the fair market value of the Company's securities are reflected in the Company's stockholders' equity (accumulated other comprehensive income or loss). No similar adjustment is made for liabilities to reflect a change in interest rates. Therefore, interest rate fluctuations and economic conditions could adversely affect the Company's stockholders' equity, total comprehensive income and/or cash flows.

If the Company Fails to Comply With Extensive State and Federal Regulations, the Company Will Be Subject to Penalties, Which May Include Fines and Suspension and Which May Adversely Affect the Company’s Results of Operations and Financial Condition

The Company is subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than stockholders and other investors. This regulation, generally administered by a department of insurance in each state in which the Company does business, relates to, among other things:

•	Approval of policy forms and premium rates;
•

Standards of solvency, including risk-based capital measurements, which are a measure developed by the National Association of Insurance Commissioners and used by state insurance regulators to identify insurance companies that potentially are inadequately capitalized;

•	Licensing of insurers and their agents;
•	Restrictions on the nature, quality and concentration of investments;
•	Restrictions on transactions between insurance companies and their affiliates;
•	Restrictions on the size of risks insurable under a single policy;
•	Requiring deposits for the benefit of policyholders;
•	Requiring certain methods of accounting;
•	Prescribing the form and content of records of financial condition required to be filed; and
•	Requiring reserves for unearned premium, losses and other purposes.

State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters.

The Insurance Group’s business depends on compliance with applicable laws and regulations and its ability to maintain valid licenses and approvals for its operations. Regulatory authorities have broad discretion to grant, renew, or revoke licenses and approvals. Regulatory authorities may deny or revoke licenses for various reasons, including the violation of regulations. In some instances, the Insurance Group follows practices based on its interpretations of regulations, or those that it believes to be generally followed by the industry, which may be different from the requirements or interpretations of regulatory authorities. If the Insurance Group does not have the requisite licenses and approvals and does not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend the Insurance Group from carrying on some or all of its activities or otherwise penalize it. That type of action could have a material adverse effect on the Insurance Group’s business. Also, changes in the level of regulation of the insurance industry (whether federal, state or foreign), or changes in laws or regulations themselves or interpretations by regulatory authorities, could have a material adverse effect on the Insurance Group’s business.

USE OF PROCEEDS AND PLAN OF DISTRIBUTION

This prospectus, and the registration statement of which it is a part, relate to the offering and sale by the Company, from time to time, of up to 200,000 shares of our common stock, par value $1.00 per share, in connection with awards made under the Plan to our (and our affiliates’) agents, consultants and advisors. Such offering and sale are conditioned upon the approval of our stockholders of the Plan at our upcoming Annual Meeting, scheduled to be held on June 15, 2006. Under the Plan, shares of our common stock may be issued: (i) as unrestricted shares; (ii) upon the exercise of stock options; (iii) upon settlement of share appreciation rights; (iv) upon the vesting of restricted shares or restricted share units; (v) upon the settlement of deferred share units; or (vi) upon the attainment of specified performance measures pursuant to performance-based units. These shares will be authorized but unissued shares, or shares that we have reacquired or otherwise hold in treasury or in a trust. The number of shares available for awards under the Plan, as well as the terms of outstanding awards, are subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares of our common stock that are subject to any award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent awards, except as prohibited by law. Any cash or other consideration received by the Company in connection with the issuance of shares registered under this registration statement will be used for working capital and general corporate purposes.

The Plan will be administered by our board of directors or an authorized board committee. Our board of directors will have broad authority to determine the nature, amount, timing and other conditions of awards made under the Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC on March 16, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the SEC on May 10, 2006;

•	our current reports on Forms 8-K subsequent to December 31, 2005, as filed with the SEC on January 27, 2006, February 6, 2006, March 9, 2006, March 16, 2006 and May 10, 2006; and

•	the description of our common stock contained in our registration statement on Form 8-A, dated July 13, 2004, as filed with the SEC on July 13, 2004.

In addition, each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

Independence Holding Company

485 Madison Avenue, 14th Floor

New York, New York 10022

Attn: Corporate Secretary

Telephone requests may be directed to (212) 355-4141.

Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares to be offered and sold pursuant to this prospectus, of which this prospectus is one part. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to our Company and the shares to be sold pursuant to this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and additional information incorporated by reference. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W. Room 1024, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website, www.sec.gov.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the offering are as follows:

Securities And Exchange Commission Registration Fee	$452.19
Accounting Fees and Expenses.	$10,000*
Legal Fees And Expenses	$10,000*
Total	$20,452.19*

*Estimated as of the date of this registration statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s Restated Certificate of Incorporation, as amended, and it Bylaws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation, as amended, provides for indemnification of its directors in connection with any proceeding to the fullest extent permitted by law.

The Company has obtained directors’ and officers’ insurance providing indemnification for certain of the Company’s directors, officers and employees for certain liabilities.

ITEM 16. EXHIBITS.

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the

S-2

registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

S-3

Exhibit Index

Exhibit No.	Description
4.1

Restated Certificate of Incorporation of Independence Holding Company, filed with the Secretary of State of the State of Delaware on August 9, 1996, incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, as amended on July 29, 2004, such amendment incorporated herein by reference to the Company’s Current Report on Form 8-K, dated July 29, 2004.

4.2	By-laws of Independence Holding Company, incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1987, as amended.
4.3	Independence Holding Company 2006 Stock Incentive Plan, incorporated by reference to the Proxy Statement for the Company’s Annual Meeting of Stockholders to be held on June 15, 2006.
4.4	Form of Restricted Share Award Agreement for Agents, Consultants and Advisors under the Independence Holding Company 2006 Stock Incentive Plan.
4.5	Form of Stock Option Award Agreement for Agents, Consultants and Advisors under the Independence Holding Company 2006 Stock Incentive Plan.
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.
23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, independent registered public accounting firm.
24	Power of Attorney (included on the Signature Page).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on

May 24, 2006.

INDEPENDENCE HOLDING COMPANY

By: /s/ Roy T.K. Thung
Name: Roy T.K. Thung
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy T.K. Thung, David T. Kettig and Teresa A. Herbert, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of Independence Holding Company), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Capacity	Date

/s/ Roy T.K. Thung	Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2006

/s/ Teresa A. Herbert	Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2006

/s/ Larry R. Graber	Director	May 24, 2006

/s/ Allan C. Kirkman	Director	May 24, 2006

/s/ Steven B. Lapin	Director	May 24, 2006

/s/ Edward Netter	Director	May 24, 2006

/s/ Robert P. Ross, Jr.	Director	May 24, 2006